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                                                                    Exhibit (23)


                   Consent of Independent Public Accountants


To the Board of Directors and Management of Sara Lee Corporation


As independent public accountants, we hereby consent to the incorporation of our reports dated August 1, 1994, included in this Form 10-K, into the Corporation's previously filed Form S-8 registration statement Nos. 33-33245, 33-35760 and the first and second amendments thereto, 33-37575, 33-41487, 33-49212, and 33-59002, and Form S-3 registration statement Nos. 33-44190, 33-51715, 33-56190, and 33-58046.


                                             /s/ Arthur Andersen LLP

Chicago, Illinois,
September 30, 1994.